Exhibit 99.1

P. O. Box 270 Hartford, CT 06141-0270 56 Prospect Street Hartford, CT 06103 (860)-665-5000 www.nu.com

News Release

CONTACT:

Jeffrey R. Kotkin

OFFICE:

(860) 728-4650

NU REPORTS FIRST QUARTER RESULTS

HARTFORD, Connecticut, May 5, 2011 – Northeast Utilities (NYSE: NU) today reported first quarter 2011 earnings of $114.2 million, or $0.64 per share, compared with earnings of $86.2 million, or $0.49 per share, in the first quarter of 2010.  Those results include an after-tax charge of $8.3 million, or $0.05 per share, in 2011 related to NU’s pending merger with NSTAR.  Excluding that charge, NU earned $122.5 million, or $0.69 per share, in the first quarter of 2011.  First quarter results in 2010 included a $3 million after-tax charge related to the passage of national health legislation.

Charles W. Shivery, NU chairman, president, and chief executive officer, attributed the improved results to much colder weather in the first quarter of 2011, compared with the first quarter of 2010, a continued focus on cost control, progress building the infrastructure needed to serve New England’s energy customers, and the effect of electric distribution rate decisions received over the past 12 months.

2011 earnings guidance

NU also today affirmed its 2011 stand-alone consolidated earnings guidance of between $2.25 per share and $2.40 per share, excluding projected after-tax expenses related to the NSTAR merger of approximately $0.20 per share.  Including the merger expenses, NU now projects earnings of between $2.05 per share and $2.20 per share.  That estimate includes distribution and generation segment earnings of between $1.25 per share and $1.35 per share1 and transmission segment earnings of between $1.05 per share and $1.10 per share1.  It also reflects parent and other company net expenses of $0.05 per share1, excluding merger expenses.

Transmission results

NU’s transmission earnings in the first quarter of 2011 were $44.7 million, or $0.25 per share1, compared with earnings of $40.1 million, or $0.23 per share1, in the first quarter of 2010.  The improved results primarily reflected a higher level of transmission investment.

Distribution and generation results

The Connecticut Light and Power Company’s (CL&P) distribution earnings were $28.5 million in the first quarter of 2011, compared with $14.3 million in the first quarter of 2010.  Improved results reflect the impact of a distribution rate decision effective in mid-2010, a 3.3 percent increase in retail sales, and lower uncollectible expense, partially offset by higher pension, health care and other operating costs.

Public Service Company of New Hampshire’s (PSNH) distribution and generation earnings were $21.5 million in the first quarter of 2011, compared with $11.1 million in the first quarter of 2010.  PSNH’s results benefited from a distribution rate decision that took effect in mid-2010 and higher retail sales due primarily to colder weather, partially offset by higher pension and health care costs.

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Western Massachusetts Electric Company’s (WMECO) distribution and generation earnings were $5.7 million in the first quarter of 2011, compared with $2.9 million in the first quarter of 2010.  WMECO’s results benefited from higher retail sales and a distribution rate decision that took effect February 1, 2011, partially offset by higher operating expense.

Overall, NU’s retail electric sales were up 3.0 percent in the first quarter of 2011, compared with the first quarter of 2010.  They were down 0.2 percent on a weather-adjusted basis.

Yankee Gas Services Company earned $22.5 million in the first quarter of 2011, compared with $19.6 million in the first quarter of 2010.  Higher sales were partially offset by higher pension, health care and other operating expenses.  First quarter firm natural gas sales were up 16.9 percent in 2011, compared with the first quarter of 2010.  They rose 3.2 percent on a weather-adjusted basis.

Parent and other affiliates

NU parent and other companies recorded a loss of $8.7 million, including the $8.3 million of after-tax merger-related expenses, in the first quarter of 2011.  In the first quarter of 2010, NU parent and other companies, including NU’s competitive businesses, recorded a loss of $1.8 million.

The following table reconciles 2011 and 2010 first-quarter results:

		First Quarter
2010	Reported EPS	$0.49
	Higher transmission earnings in 2011	$0.02
	Higher distribution and generation earnings in 2011	$0.17
	Lower parent and other company expenses in 2011, excluding impact of merger	$0.01
	Expenses related to merger with NSTAR	($0.05)
2011	Reported EPS	$0.64

Financial results for the first quarters of 2011 and 2010 for NU’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2011	March 31, 2010	Increase (Decrease)	2011 EPS[1]
CL&P Distribution	$28.5	$14.3	$14.2	$0.16
PSNH Distribution/Generation	$21.5	$11.1	$10.4	$0.12
WMECO Distribution	$5.7	$2.9	$2.8	$0.03
Yankee Gas	$22.5	$19.6	$2.9	$0.13
Total--Distribution/Generation	$78.2	$47.9	$30.3	$0.44
CL&P Transmission	$34.4	$32.7	$1.7	$0.20
PSNH Transmission	$6.0	$4.7	$1.3	$0.03
WMECO Transmission	$4.2	$2.7	$1.5	$0.02
NU Transmission Ventures	$0.1	---	$0.1	---
Total—Transmission	$44.7	$40.1	$4.6	$0.25
NU Parent and Other Companies, excluding merger expenses	($0.4)	($1.8)	$1.4	---
Merger expenses	($8.3)	---	($8.3)	($0.05)
Reported Earnings	$114.2	$86.2	$28.0	$0.64

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Retail sales data:

Gwh for three months ended	March 31, 2011	March 31, 2010	% Change Actual	% Change Weather Norm.
CL&P	5,776	5,591	3.3	(0.4)
PSNH	1,984	1,932	2.7	0.4
WMECO	948	930	2.0	(0.6)
Total NU	8,705	8,448	3.0	(0.2)
Yankee Gas firm volumes in mmcf for three months ended	19,384	16,589	16.9	3.2

NU has approximately 177 million common shares outstanding.  It operates New England’s largest energy delivery system, serving more than 2 million customers in Connecticut, New Hampshire and Massachusetts.

1 All per share amounts in this news release are reported on a fully diluted basis.  The only common equity securities that are publicly traded are common shares of NU parent.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in NU's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average fully diluted NU parent common shares outstanding for the period.  Management uses this non-GAAP financial measure to evaluate earnings results and to provide details of earnings results and guidance by business.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of NU’s businesses.  Non-GAAP financial measures should not be considered as alternatives to NU consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of NU’s operating performance.

This news release includes statements concerning NU’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate”, “expect”, “anticipate”, “intend”, “plan”, “project,” “believe”, “forecast”, “should”, “could”, and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, actions or inaction of local, state and federal regulatory and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for NU’s products and services; changes in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make NU’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; fluctuations in the value of our remaining competitive contracts; actions of rating agencies; the effects and outcome of our pending merger with NSTAR, and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in NU’s reports filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made, and NU undertakes no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.

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Note: NU will webcast a discussion concerning its first quarter 2011 results tomorrow, May 6, 2011, at 1 p.m. Eastern Daylight Time. The webcast can be accessed through NU’s website at www.nu.com.

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